Exhibit 10.1

SECURITIZATION PROPERTY SERVICING AGREEMENT

by and between

CONSUMERS 2023 SECURITIZATION FUNDING LLC,

Issuer

and

CONSUMERS ENERGY COMPANY,

Servicer

Acknowledged and Accepted by

The Bank of New York Mellon, as Indenture Trustee

Dated as of December 12, 2023

TABLE OF CONTENTS

i

ARTICLE VIII MISCELLANEOUS PROVISIONS		24
SECTION 8.01.	Amendment	24
SECTION 8.02.	Maintenance of Accounts and Records	25
SECTION 8.03.	Notices	25
SECTION 8.04.	Assignment	26
SECTION 8.05.	Limitations on Rights of Others	26
SECTION 8.06.	Severability	26
SECTION 8.07.	Separate Counterparts	27
SECTION 8.08.	Governing Law	27
SECTION 8.09.	Assignment to Indenture Trustee	27
SECTION 8.10.	Nonpetition Covenants	27
SECTION 8.11.	Limitation of Liability	27
SECTION 8.12.	Rule 17g-5 Compliance	27
SECTION 8.13.	Indenture Trustee Actions	28

EXHIBITS

Exhibit A	Servicing Procedures
Exhibit B	Form of Monthly Servicer’s Certificate
Exhibit C	Form of Semi-Annual Servicer’s Certificate
Exhibit D	Form of Regulation AB Servicer Certificate
Exhibit E	Form of Certificate of Compliance
Exhibit F	Expected Amortization Schedule

APPENDIX

Appendix A	Definitions and Rules of Construction

ii

This SECURITIZATION PROPERTY SERVICING AGREEMENT, dated as of December 12, 2023, is by and between CONSUMERS 2023 SECURITIZATION FUNDING LLC, a Delaware limited liability company, as issuer, and CONSUMERS ENERGY COMPANY, a Michigan corporation, as servicer, and acknowledged and accepted by The Bank of New York Mellon, as indenture trustee.

RECITALS

WHEREAS, pursuant to the Statute and the Financing Order, Consumers Energy, in its capacity as seller, and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain Securitization Property created pursuant to the Statute and the Financing Order described therein;

WHEREAS, in connection with its ownership of the Securitization Property and in order to collect the associated Securitization Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the Commission and the Servicer desires to be so engaged;

WHEREAS, the Securitization Charge Collections initially will be commingled with other funds collected by the Servicer; and

WHEREAS, certain parties may have an interest in such commingled collections, and such parties will have entered into the Intercreditor Agreement, which allows Consumers Energy to allocate the collected, commingled funds according to each party’s interest;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.      Definitions and Rules of Construction. Capitalized terms used but not otherwise defined in this Servicing Agreement shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Servicing Agreement as if set forth fully in this Servicing Agreement. Not all terms defined in Appendix A are used in this Servicing Agreement. The rules of construction set forth in Appendix A shall apply to this Servicing Agreement and are hereby incorporated by reference into this Servicing Agreement as if set forth fully in this Servicing Agreement.

ARTICLE II
APPOINTMENT AND AUTHORIZATION

SECTION 2.01.      Appointment of Servicer; Acceptance of Appointment. The Issuer hereby appoints the Servicer, and the Servicer, as an independent contractor, hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Servicing Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Servicing Agreement and applicable law as it applies to the Servicer in its capacity as servicer hereunder. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Servicing Agreement. The Servicer shall at all times take all steps necessary and appropriate to maintain its own separateness from the Issuer.

SECTION 2.02.      Authorization. With respect to all or any portion of the Securitization Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the Commission. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03.      Dominion and Control Over the Securitization Property. Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Securitization Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Securitization Property and the Securitization Property Records. The Servicer shall not take any action that is not authorized by this Servicing Agreement, that would contravene the Statute, the Commission Regulations or the Financing Order, that is not consistent with its customary procedures and practices or that shall impair the rights of the Issuer or the Indenture Trustee (on behalf of the Holders) in the Securitization Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III
ROLE OF SERVICER

SECTION 3.01.      Duties of Servicer. The Servicer, as agent for the Issuer, shall have the following duties:

(a)            Duties of Servicer Generally. The Servicer’s duties in general shall include: management, servicing and administration of the Securitization Property; obtaining meter reads, calculating usage and billing, collecting and posting all payments in respect of the Securitization Property or Securitization Charges; responding to inquiries by Customers, the Commission or any other Governmental Authority with respect to the Securitization Property or Securitization Charges; delivering Bills to Customers; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies; making all filings with the Commission and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Indenture Trustee’s first priority Lien on the Securitization Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s Lien on all Securitization Bond Collateral; selling as the agent for the Issuer as its interests may appear defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Financing Order to be performed by it. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Servicing Agreement shall be qualified in their entirety by the Statute, any Commission Regulations, the Financing Order and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, posting, payment processing and remittance set forth in Exhibit A. Any processing and depositing of collections, making of periodic remittances and furnishing of periodic reports set forth in this Section 3.01(a) shall be subject to the provisions of the Intercreditor Agreement.

(b)            Reporting Functions.

(i)            Monthly Servicer’s Certificate. On or before the last Servicer Business Day of each month, the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit B (a “Monthly Servicer’s Certificate”) setting forth certain information relating to Securitization Charges billed by the Servicer and remitted to the Indenture Trustee during the Collection Period preceding such date; provided, however, that, for any month in which the Servicer is required to deliver a Semi-Annual Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.

(ii)            Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Rating Agencies in writing of any Requirement of Law or Commission Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Servicing Agreement.

(iii)            Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Securitization Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder; provided, however, that any such request by the Indenture Trustee shall not create any obligation for the Indenture Trustee to monitor the performance of the Servicer. In addition, so long as any of the Securitization Bonds are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Securitization Charges applicable to each Securitization Rate Class.

(iv)            Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Servicing Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(c)(ii), the annual statements of compliance, attestation reports and other certificates described in Section 3.03 and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the U.S. federal securities or other applicable laws or in accordance with the Basic Documents, including filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (B) the Semi-Annual Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.03 and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c)            Opinions of Counsel. The Servicer shall obtain on behalf of the Issuer and deliver to the Issuer and the Indenture Trustee:

(i)            promptly after the execution and delivery of this Servicing Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Michigan Department of State and the Secretary of State of the State of Delaware, that are necessary under the UCC and the Statute to fully perfect and maintain the Liens of the Indenture Trustee in the Securitization Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to perfect and maintain such Liens; and

(ii)            within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the date hereof, an Opinion of Counsel, which counsel may be an employee of or counsel to the Issuer or the Servicer, or external counsel of the Issuer, dated as of a date during such 90-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Michigan Department of State and the Secretary of State of the State of Delaware, have been executed and filed that are necessary under the UCC and the Statute to fully perfect and maintain the Liens of the Indenture Trustee in the Securitization Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to perfect and maintain such Liens.

Each Opinion of Counsel referred to in Section 3.01(c)(i) or Section 3.01(c)(ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect and maintain such interest or Lien.

SECTION 3.02.      Servicing and Maintenance Standards. On behalf of the Issuer, the Servicer shall: (a) manage, service, administer, bill, collect and post collections in respect of the Securitization Property with reasonable care and in material compliance with each applicable Requirement of Law, including all applicable Commission Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric distribution industry; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Securitization Property and to bill, collect and post the Securitization Charges; (d) comply with each Requirement of Law, including all applicable Commission Regulations and guidelines, applicable to and binding on it relating to the Securitization Property; (e) file all reports with the Commission required by the Financing Order; (f) file and maintain the effectiveness of UCC financing statements with respect to the property transferred under the Sale Agreement; and (g) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Securitization Bond Collateral remains perfected and of first priority. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Securitization Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

SECTION 3.03.      Annual Reports on Compliance with Regulation AB.

(a)            The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, on or before the earlier of (a) March 31 of each year, beginning March 31, 2024, or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which such annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 of Regulation AB, as then in effect, and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) of Regulation AB, as then in effect. These certificates may be in the form of, or shall include the forms attached as Exhibit D and Exhibit E, with, in the case of Exhibit D, such changes as may be required to conform to the applicable securities law.

(b)            The Servicer shall use commercially reasonable efforts to obtain, from each other party participating in the servicing function, any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c)            The initial Servicer, in its capacity as Sponsor, shall post on its or its parent company’s website and cause the Issuer to file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Sponsor. Except to the extent permitted by applicable law, the initial Servicer, in its capacity as Sponsor, shall not voluntarily suspend or terminate its filing obligations as Sponsor with the SEC as described in this Section 3.03(c). The covenants of the initial Servicer, in its capacity as Sponsor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.

SECTION 3.04.      Annual Report by Independent Registered Public Accountants.

(a)            The Servicer shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee and the Rating Agencies on or before the earlier of (i) March 31 of each year, beginning March 31, 2024, or (ii) with respect to each calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which such annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report (the “Annual Accountant’s Report”) regarding the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the preceding 12 months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2024, for the period beginning with the Closing Date and ending December 31, 2023), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB. In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree, it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, subject to the Indenture Trustee’s rights, privileges, protections and immunities under the Indenture, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b)            The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the rules of the Public Company Accounting Oversight Board and shall include any attestation report required under Item 1122(b) of Regulation AB, as then in effect.

ARTICLE IV
SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01.      True-Up Adjustments. From time to time, until the Collection in Full of the Securitization Charges, the Servicer shall identify the need for Annual True-Up Adjustments, Semi-Annual Interim True-Up Adjustments and Additional Interim True-Up Adjustments as permitted pursuant to the Financing Order and shall take all reasonable action to obtain and implement such True-Up Adjustments for the Securitization Charges for the purpose of correcting any overcollections and undercollections and ensuring the expected recovery of amounts required for the timely payment of debt service and other required amounts and charges in connection with the Securitization Bonds, all in accordance with the following:

(a)            Expected Amortization Schedule. The Expected Amortization Schedule for the Securitization Bonds is attached hereto as Exhibit F. If the Expected Amortization Schedule is revised, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Issuer, the Indenture Trustee and the Rating Agencies promptly thereafter.

(b)            True-Up Adjustments.

(i)            Annual True-Up Adjustments and Filings. At the beginning of Consumers Energy’s billing cycle that is at least three months but no longer than 12 months following Consumers Energy’s first complete billing cycle after the Closing Date, and thereafter no later than 45 days after each anniversary of the Closing Date, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Securitization Charges, including projected electricity usage during the next Calculation Period for each Securitization Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the projected payment lag and write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the Securitization Charges to be allocated to each Securitization Rate Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and any other tariffs filed pursuant thereto; (D) make all required public notices and other filings with the Commission to reflect the revised Securitization Charges, including any Amendatory Schedule; and (E) take all reasonable actions and make all reasonable efforts to effect such Annual True-Up Adjustment and to enforce the provisions of the Statute and the Financing Order. The Servicer shall implement the revised Securitization Charges, if any, resulting from such Annual True-Up Adjustment as of the Annual True-Up Adjustment Date.

(ii)            Semi-Annual Interim True-Up Adjustments and Filings. No later than 45 days prior to the start of the July billing cycle, commencing with respect to the July 2024 billing cycle, and, one year prior to the Scheduled Final Payment Date for the latest maturing Tranche, within 45 days prior to the dates that are nine months, six months and three months prior to, and the date of, such Scheduled Final Payment Date for such latest maturing Tranche, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Securitization Charges, including projected electricity usage during the next Calculation Period for each Securitization Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the rate of delinquencies and write-offs; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; and (C) based upon such updated data and requirements, project whether existing and projected Securitization Charge Collections together with available fund balances in the Excess Funds Subaccount, will be sufficient (x) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Outstanding Tranche of Securitization Bonds during such Calculation Period, (y) to pay other Ongoing Other Qualified Costs on a timely basis and (z) to maintain the Capital Subaccount at the Required Capital Level; provided, that, in the case of any Semi-Annual Interim True-Up Adjustment following the Scheduled Final Payment Date for the latest maturing tranche of any Securitization Bonds, the True-Up Adjustment will be calculated to ensure that the Securitization Charges are sufficient to pay the Securitization Bonds in full on the next Scheduled Payment Date. If the Servicer determines that Securitization Charges will not be sufficient for such purposes, the Servicer shall, no later than the date described in the first sentence of this Section 4.01(b)(ii): (1) determine the Securitization Charges to be allocated to each Securitization Rate Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and other tariffs filed pursuant thereto; (2) make all required public notices and other filings with the Commission to reflect the revised Securitization Charges, including any Amendatory Schedule; and (3) take all reasonable actions and make all reasonable efforts to effect such Semi-Annual Interim True-Up Adjustment and to enforce the provisions of the Statute and the Financing Order.

(iii)            Additional Interim True-Up Adjustments and Filings. In addition to the True-Up Adjustments described in Section 4.01(b)(i) and Section 4.01(b)(ii), the Servicer shall initiate a proceeding with the Commission to implement an Additional Interim True-Up Adjustment (in the same manner as provided for the Semi-Annual Interim True-Up Adjustments) (x) at any time if the Servicer forecasts that Securitization Charge Collections during the current or succeeding Calculation Period will be insufficient (A) to make all scheduled payments of Periodic Principal and interest due in respect of the Securitization Bonds on a timely basis during such Calculation Period, (B) to pay Ongoing Other Qualified Costs on a timely basis and (C) to replenish any draws on the Capital Subaccount or (y) every three months following the Scheduled Final Payment Date for each Tranche of Securitization Bonds if there are any remaining amounts due on such Tranche of Securitization Bonds on such date.

(iv)            In calculating each necessary True-Up Adjustment, the Servicer will use its most recent forecast of energy consumption and its most current estimates of ongoing transaction-related expenses. Each True-Up Adjustment will reflect any projected Customer delinquencies or write-offs and allowances for projected payment lags between the billing, collection and posting of Securitization Charges based upon the Servicer’s most recent experience regarding collection of Securitization Charges. Each True-Up Adjustment will also take into account any reconciliation of overcollections or undercollections due to any reason.

(c)            Reports.

(i)            Notification of Amendatory Schedule Filings and True-Up Adjustments. Whenever the Servicer files an Amendatory Schedule with the Commission or implements revised Securitization Charges with notice to the Commission without filing an Amendatory Schedule if permitted by the Financing Order, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents that, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Amendatory Schedule or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Securitization Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii)            Semi-Annual Servicer’s Certificate. Not later than five Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit C (the “Semi-Annual Servicer’s Certificate”) to the Issuer, the Indenture Trustee and the Rating Agencies, which shall include all of the following information (to the extent applicable and including any other information so specified in the Series Supplement) as to the Securitization Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(A)            the amount of the payment to Holders allocable to principal, if any;

(B)            the amount of the payment to Holders allocable to interest;

(C)            the aggregate Outstanding Amount of the Securitization Bonds, before and after giving effect to any payments allocated to principal reported under Section 4.01(c)(ii)(A);

(D)            the difference, if any, between the amount specified in Section 4.01(c)(ii)(C) and the Outstanding Amount specified in the Expected Amortization Schedule;

(E)            any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(F)            the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(iii)            Reports to Customers.

(A)            After each revised Securitization Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by any applicable Commission Regulations, cause to be prepared and delivered to Customers any required notices announcing such revised Securitization Charges.

(B)            The Servicer shall comply with the requirements of the Financing Order with respect to the filing of the Securitization Rate Schedule to ensure that the Securitization Charges are separate and apart from the Servicer’s other charges and appear as a separate line item on the Bills sent to Customers.

SECTION 4.02.      Limitation of Liability.

(a)            The Issuer and the Servicer expressly agree and acknowledge that:

(i)            In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii)            None of the Servicer, the Issuer or the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Servicing Agreement that adversely affects the Securitization Property or the True-Up Adjustments), by the Commission in any way related to the Securitization Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment or the approval of any revised Securitization Charges and the scheduled adjustments thereto.

(iii)            Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Securitization Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume and the projected payment lag, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Securitization Bond generally.

(b)            Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Servicing Agreement.

ARTICLE V
THE SECURITIZATION PROPERTY

SECTION 5.01.      Custody of Securitization Property Records. To assure uniform quality in servicing the Securitization Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the Securitization Property, including copies of the Financing Order and Amendatory Schedules relating thereto and all documents filed with the Commission in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Securitization Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Securitization Property.

SECTION 5.02.      Duties of Servicer as Custodian.

(a)            Safekeeping. The Servicer shall hold the Securitization Property Records on behalf of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to the Securitization Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Servicing Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Securitization Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Securitization Property Records. The Servicer’s duties to hold the Securitization Property Records set forth in this Section 5.02, to the extent the Securitization Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of (i) the date on which the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) the first date on which no Securitization Bonds are Outstanding.

(b)            Maintenance of and Access to Records. The Servicer shall maintain the Securitization Property Records at One Energy Plaza, Jackson, Michigan 49201 or at its facility located at 805 East Morrell Street (formerly known as Bridge Street), Jackson, Michigan 49201, or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Securitization Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and that do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)            Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Securitization Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d)            Defending Securitization Property Against Claims. The Servicer, in the name of the Issuer and on behalf of the Issuer and the Holders, shall institute any action or proceeding necessary under the Statute or the Financing Order with respect to the Securitization Property or any True-Up Adjustments, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts, including by legislative enactment, voter initiative or constitutional amendment, to cause a repeal of, modification of, judicial invalidation of, or supplement to, the Statute or the Financing Order that would be detrimental to the interests of the Holders or that would cause an impairment of the rights of the Issuer or the Holders.

(e)            Additional Litigation to Defend Securitization Property. In addition to its obligations under Section 5.02(d), the Servicer shall, at its own expense, institute any action or proceeding necessary to compel performance by the Commission or the State of Michigan of any of their respective obligations or duties under the Statute and the Financing Order with respect to the Securitization Property and to compel performance by applicable parties under the Tariff or any agreement with the Servicer entered into pursuant to the Tariff.

SECTION 5.03.      Custodian’s Indemnification. The Servicer as custodian shall indemnify the Issuer, each Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any grossly negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Securitization Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses and reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

SECTION 5.04.      Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Servicing Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one year and one day after the date on which no Securitization Bonds are Outstanding.

ARTICLE VI
THE SERVICER

SECTION 6.01.      Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Servicing Agreement relating to the servicing of the Securitization Property. The representations and warranties shall survive the execution and delivery of this Servicing Agreement, the sale of any Securitization Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)            Organization and Good Standing. The Servicer is duly organized and validly existing and in good standing under the laws of the state of its organization, with the requisite corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Servicing Agreement and the Intercreditor Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Securitization Property and to hold the Securitization Property Records as custodian.

(b)            Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Securitization Property as required by this Servicing Agreement and the Intercreditor Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Securitization Property).

(c)            Power and Authority. The execution, delivery and performance of this Servicing Agreement and the Intercreditor Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d)            Binding Obligation. Each of this Servicing Agreement and the Intercreditor Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e)            No Violation. The consummation of the transactions contemplated by this Servicing Agreement and the Intercreditor Agreement and the fulfillment of the terms hereof and thereof will not: (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Servicer or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its properties is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f)            No Proceedings. There are no proceedings pending, and, to the Servicer’s knowledge, there are no proceedings threatened, and, to the Servicer’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person (i) asserting the invalidity of this Servicing Agreement or the Intercreditor Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Securitization Bonds or the consummation of any of the transactions contemplated by this Servicing Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Servicing Agreement, any of the other Basic Documents or the Securitization Bonds or (iv) seeking to adversely affect the U.S. federal income tax or state income or franchise tax classification of the Securitization Bonds as debt.

(g)            Approvals. No governmental approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Servicing Agreement or the Intercreditor Agreement, the performance by the Servicer of the transactions contemplated hereby or thereby or the fulfillment by the Servicer of the terms hereof or thereof, except those that have been obtained or made, those that the Servicer is required to make in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any financing statement filed under the UCC.

(h)            Reports and Certificates. Each report and certificate delivered in connection with any filing made to the Commission by the Servicer on behalf of the Issuer with respect to the Securitization Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that, to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

SECTION 6.02.      Indemnities of Servicer; Release of Claims. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Servicing Agreement.

(a)            The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and each Independent Manager, and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Party”), for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Servicing Agreement or the Intercreditor Agreement or its reckless disregard of its obligations and duties under this Servicing Agreement or the Intercreditor Agreement, (ii) the Servicer’s material breach of any of its representations and warranties that results in a Servicer Default under this Servicing Agreement or the Intercreditor Agreement or (iii) any litigation or related expenses relating to the Servicer’s status or obligations as Servicer (other than any proceeding the Servicer is required to institute under this Servicing Agreement), except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(b)            For purposes of Section 6.02(a), in the event of the termination of the rights and obligations of Consumers Energy (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Servicing Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(c)            Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Statute or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Servicing Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses).

(d)            Except to the extent expressly provided in this Servicing Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee and the payment of the purchase price of Securitization Property), the Servicer hereby releases and discharges the Issuer, each Independent Manager and the Indenture Trustee, and each of their respective officers, directors and agents (collectively, the “Released Parties”), from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Securitization Property or the Servicer’s activities with respect thereto, other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(e)            The Servicer shall not be required to indemnify an Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any action, proceeding or investigation without the written consent of the Servicer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Party of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Party shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Party to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Party under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Party, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, that the Indemnified Party shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the defendants in any such action include both the Indemnified Party and the Servicer and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Party to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Parties other than one local counsel, if appropriate. The Servicer will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

SECTION 6.03.      Binding Effect of Servicing Obligations. The obligations to continue to provide service and to collect and account for Securitization Charges will be binding upon the Servicer, any Successor and any other entity that provides distribution services to a Person that is a Michigan customer of Consumers Energy or any Successor so long as the Securitization Charges have not been fully collected and posted. Any Person (a) into which the Servicer may be merged, converted or consolidated and that is a Permitted Successor, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party and that is a Permitted Successor, (c) that may succeed to the properties and assets of the Servicer substantially as a whole and that is a Permitted Successor, (d) that results from the division of the Servicer into two or more Persons and that is a Permitted Successor or (e) that otherwise is a Permitted Successor, which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Servicing Agreement without further act on the part of any of the parties to this Servicing Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger, division or succession and such agreement of assumption complies with this Section 6.03 and that all conditions precedent, if any, provided for in this Servicing Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from external counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Commission pursuant to the Statute and the UCC, have been executed and filed and are in full force and effect that are necessary to fully perfect and maintain the interests of the Issuer and the Liens of the Indenture Trustee in the Securitization Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect and maintain such interests, (iv) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material adverse U.S. federal income tax consequence to the Issuer or the Holders of Securitization Bonds, (v) the Servicer shall have given the Rating Agencies prior written notice of such transaction and (vi) any applicable requirements of the Intercreditor Agreement have been satisfied. When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor, by merger, division, conversion, consolidation, sale, transfer, lease or otherwise, to all or substantially all the assets of the Servicer in accordance with the terms of this Section 6.03, then, upon satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all its obligations hereunder.

SECTION 6.04.      Limitation on Liability of Servicer and Others. Except as otherwise provided under this Servicing Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Servicing Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Servicing Agreement or the Intercreditor Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Servicing Agreement.

Except as provided in this Servicing Agreement, including Section 5.02(d) and Section 5.02(e), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Securitization Property that is not directly related to one of the Servicer’s enumerated duties in this Servicing Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that is not specifically identified in this Servicing Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Servicing Agreement and the interests of the Holders and Customers under this Servicing Agreement.

SECTION 6.05.      Consumers Energy Not to Resign as Servicer. Subject to the provisions of Section 6.03, Consumers Energy shall not resign from the obligations and duties hereby imposed on it as Servicer under this Servicing Agreement except upon either (a) a determination by Consumers Energy that the performance of its duties under this Servicing Agreement shall no longer be permissible under applicable law or (b) satisfaction of the Rating Agency Condition. Notice of any such determination permitting the resignation of Consumers Energy shall be communicated to the Issuer, the Commission, the Indenture Trustee and each Rating Agency at the earliest practicable time in writing, and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Commission and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of Consumers Energy in accordance with Section 7.02.

SECTION 6.06.      Servicing Compensation.

(a)            In consideration for its services hereunder, until the Collection in Full of the Securitization Charges, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) 0.05% of the aggregate initial principal amount of all Securitization Bonds for so long as Consumers Energy or an Affiliate of Consumers Energy is the Servicer or (ii) if Consumers Energy or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer and the Indenture Trustee, provided, that the Servicing Fee shall not exceed 0.75% of the aggregate initial principal amount of all Securitization Bonds. The Servicing Fee owing shall be calculated based on the initial principal amount of the Securitization Bonds and shall be paid semi-annually, with half of the Servicing Fee being paid on each Payment Date, except that the amount of the Servicing Fee to be paid on the first Payment Date shall be calculated based on the number of days that this Servicing Agreement has been in effect. The Servicer also shall be entitled to retain as additional compensation (A) any interest earnings on Securitization Charge Payments received by the Servicer and invested by the Servicer during each Collection Period prior to remittance to the Collection Account and (B) all late payment charges, if any, collected from Customers to the extent consistent with the Tariff; provided, however, that, if the Servicer has failed to remit the Daily Remittance to the General Subaccount of the Collection Account on the Servicer Business Day that such payment is to be made pursuant to Section 6.11 on more than three occasions during the period that the Securitization Bonds are outstanding, then thereafter the Servicer will be required to pay to the Indenture Trustee interest on each Daily Remittance accrued at the Federal Funds Rate from the Servicer Business Day on which such Daily Remittance was required to be made to the date that such Daily Remittance is actually made. In addition, the Servicer shall be entitled to be reimbursed by the Issuer for filing fees and fees and expenses for attorneys, accountants, printing or other professional services retained by the Issuer and paid for by the Servicer (or procured by the Servicer on behalf of the Issuer and paid for by the Servicer) to meet the Issuer’s obligations under the Basic Documents. Except for the amounts payable pursuant to the prior sentence, the Servicer shall be required to pay all other costs and expenses incurred by the Servicer in performing its activities hereunder (but, for the avoidance of doubt, excluding any such costs and expenses incurred by Consumers Energy in its capacity as Administrator).

(b)            The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date shall be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided, that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c)            Except as expressly provided elsewhere in this Servicing Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by its accountants or counsel or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and the Servicer shall not be entitled to any extra payment or reimbursement therefor.

(d)            The foregoing Servicing Fee constitutes a fair and reasonable compensation for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

SECTION 6.07.      Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Securitization Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Securitization Property, the noncompliance with which would have a material adverse effect on the value of the Securitization Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures. It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer and that, if the Servicer advances such payments to the Rating Agencies, the Issuer shall reimburse the Servicer for any such advances.

SECTION 6.08.      Access to Certain Records and Information Regarding Securitization Property. The Servicer shall provide to the Indenture Trustee access to the Securitization Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

SECTION 6.09.      Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder, including a collection agent acting pursuant to the Intercreditor Agreement; provided, however, that, unless such Person is an Affiliate of Consumers Energy, the Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that the Servicer shall remain obligated and be liable under this Servicing Agreement for the servicing and administering of the Securitization Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Securitization Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time, and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10.      No Servicer Advances. The Servicer shall not make any advances of interest on or principal of the Securitization Bonds.

SECTION 6.11.      Remittances.

(a)            The Securitization Charge Collections on any Servicer Business Day (the “Daily Remittance”) shall be calculated according to the procedures set forth in Exhibit A and remitted by the Servicer as soon as reasonably practicable to the General Subaccount of the Collection Account but in no event later than two Servicer Business Days following such Servicer Business Day; provided, however, that the Daily Remittance in respect of the last Servicer Business Day of any month will be timely if remitted no later than three Servicer Business Days following such Servicer Business Day. Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.11, the Servicer shall provide written notice (which may be via electronic means, including electronic mail) to the Indenture Trustee and, upon request, to the Issuer of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Securitization Bond Collateral that it may receive from time to time. Reconciliations of bank statements shall be as set forth in Exhibit A.

(b)            In the event that the Servicer discovers that the Daily Remittance for a Servicer Business Day is less than the aggregate Securitization Charge Collections in respect of such Servicer Business Day due to a miscalculation or clerical error, the Servicer shall provide written notice (which may be via electronic means, including electronic mail) of such error to the Indenture Trustee and, upon request, to the Issuer and, within two Servicer Business Days of such discovery, remit such additional amount to the General Subaccount of the Collection Account as shall be required to correct such error.

(c)            In the event that the Servicer is unable to calculate the Securitization Charge Collections on any Servicer Business Day (whether due to reasons of force majeure or any other reason), the Servicer shall make a good faith estimate of the amount of such Securitization Charge Collections for such Servicer Business Day and remit such estimated Securitization Charge Collections to the General Subaccount of the Collection Account. The Servicer shall reconcile remittances of any such estimated Securitization Charge Collections with the actual Securitization Charge Collections within two Servicer Business Days of determination of the actual Securitization Charge Collections (calculated in accordance with Exhibit A). To the extent that the remittances of any such estimated Securitization Charge Collections exceed the amount that should have been remitted based on actual Securitization Charge Collections, the Servicer shall be entitled to withhold the excess amount from any subsequent Daily Remittances. To the extent that the remittances of any such estimated Securitization Charge Collections are less than the amount that should have been remitted based on actual Securitization Charge Collections, the Servicer shall remit the amount of the shortfall to the General Subaccount of the Collection Account within two Servicer Business Days of determination of such shortfall.

(d)            The Servicer agrees and acknowledges that it holds all Securitization Charge Payments collected by it and any other proceeds for the Securitization Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except for late fees and interest earnings permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all Securitization Charge Payments collected by it in accordance with this Servicing Agreement except for late fees permitted by Section 6.06.

(e)            Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

SECTION 6.12.      Maintenance of Operations. Subject to Section 6.03, Consumers Energy agrees to continue, unless prevented by circumstances beyond its control, to operate its electric distribution system to provide service so long as it is acting as the Servicer under this Servicing Agreement.

ARTICLE VII
DEFAULT

SECTION 7.01.      Servicer Default. If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a)            any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or after discovery of such failure by a Responsible Officer of the Servicer;

(b)            any failure on the part of the Servicer or, so long as the Servicer is Consumers Energy or an Affiliate thereof, any failure on the part of Consumers Energy, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or Consumers Energy, as the case may be, set forth in this Servicing Agreement (other than as provided in Section 7.01(a) or Section 7.01(c)) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of 60 days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or Consumers Energy, as the case may be, by the Issuer (with a copy to the Indenture Trustee) or to the Servicer or Consumers Energy, as the case may be, by the Indenture Trustee or (B) such failure is discovered by a Responsible Officer of the Servicer;

(c)            any failure by the Servicer duly to perform its obligations under Section 4.01(b) in the time and manner set forth therein, which failure continues unremedied for a period of five Business Days;

(d)            any representation or warranty made by the Servicer in this Servicing Agreement or any other Basic Document shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of 60 days after the date on which (i) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (ii) such failure is discovered by a Responsible Officer of the Servicer; or

(e)            an Insolvency Event occurs with respect to the Servicer or Consumers Energy;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee may (if a Responsible Officer of the Indenture Trustee has received written notice of such Servicer Default), or shall upon the instruction of Holders evidencing a majority of the Outstanding Amount of the Securitization Bonds, subject to the terms of the Intercreditor Agreement, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Servicing Agreement and under the Intercreditor Agreement. In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Statute (or any of their representatives) shall be entitled to apply to the Commission or a court of appropriate jurisdiction for an order for sequestration and payment of revenues arising with respect to the Securitization Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Securitization Bonds, the Securitization Property, the Securitization Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Securitization Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Servicing Agreement, including the transfer to the successor Servicer for administration by it of all Securitization Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Securitization Property or the Securitization Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Securitization Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with transferring the Securitization Property Records to the successor Servicer and amending this Servicing Agreement and the Intercreditor Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Consumers Energy as Servicer shall not terminate Consumers Energy’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02.      Appointment of Successor.

(a)            Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Servicing Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Servicing Agreement and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee may, or, at the written direction and with the consent of the Holders of a majority of the Outstanding Amount of the Securitization Bonds, shall, but subject to the provisions of the Intercreditor Agreement, appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may, at the written direction of the Holders of a majority of the Outstanding Amount of the Securitization Bonds, petition the Commission or a court of competent jurisdiction to appoint a successor Servicer under this Servicing Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under Commission Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied, (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Servicing Agreement and (iv) such Person agrees to perform the obligations of the Servicer under the Intercreditor Agreement. In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.

(b)            Subject to the terms and conditions of the Intercreditor Agreement, upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Servicing Agreement.

SECTION 7.03.      Waiver of Past Defaults. The Holders evidencing a majority of the Outstanding Amount of the Securitization Bonds may, on behalf of all Holders, direct the Indenture Trustee to waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Servicing Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. Promptly after the execution of any such waiver, the Servicer shall furnish copies of such waiver to each of the Rating Agencies.

SECTION 7.04.      Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice of any event that, with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

SECTION 7.05.      Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

SECTION 8.01.      Amendment.

(a)            This Servicing Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition; provided, that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of the Holders of a majority of the Outstanding Amount. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

In addition, this Servicing Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Servicer, with ten Business Days’ prior written notice given to the Rating Agencies, but without the consent of any of the Holders, (i) to cure any ambiguity in, to correct or supplement, or to add, change or eliminate, any provisions in this Servicing Agreement; provided, however, that the Issuer and the Indenture Trustee shall receive an Officer’s Certificate stating that such amendment shall not adversely affect in any material respect the interests of any Holder and that all conditions precedent to such amendment have been satisfied, or (ii) to conform the provisions hereof to the description of this Servicing Agreement in the Prospectus. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(b)            Prior to the execution of any amendment to this Servicing Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized and permitted by this Servicing Agreement and all conditions precedent, if any, provided for in this Servicing Agreement relating to such amendment have been satisfied and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects their own rights, duties, indemnities or immunities under this Servicing Agreement or otherwise.

SECTION 8.02.      Maintenance of Accounts and Records.

(a)            The Servicer shall maintain accounts and records as to the Securitization Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between Securitization Charge Payments received by the Servicer and Securitization Charge Collections from time to time deposited in the Collection Account.

(b)            The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Securitization Property and the Securitization Charges. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

SECTION 8.03.      Notices. Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)            in the case of the Servicer, to Consumers Energy Company, One Energy Plaza, Jackson, Michigan 49201; Telephone: (517) 788-6749; Email: Todd.Wehner@cmsenergy.com;

(b)            in the case of the Issuer, to Consumers 2023 Securitization Funding LLC, One Energy Plaza, Jackson, Michigan 49201; Telephone: (517) 788-6749; Email: Todd.Wehner@cmsenergy.com;

(c)            in the case of the Indenture Trustee, to the Corporate Trust Office;

(d)            in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: servicerreports@moodys.com (for servicer reports and other reports) or abscormonitoring@moodys.com (for all other notices) (all such notices to be delivered to Moody’s in writing by email); and

(e)            in the case of S&P, to S&P Global Ratings, a division of S&P Global Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email).

Each Person listed above may, by notice given in accordance herewith to the other Person or Persons listed above, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

SECTION 8.04.      Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Servicing Agreement concerning the resignation of the Servicer, this Servicing Agreement may not be assigned by the Servicer. Any assignment of this Servicing Agreement is subject to satisfaction of any conditions set forth in the Intercreditor Agreement.

SECTION 8.05.      Limitations on Rights of Others. The provisions of this Servicing Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the other Basic Documents, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Servicing Agreement. Nothing in this Servicing Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Securitization Property or Securitization Bond Collateral or under or in respect of this Servicing Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and to this Servicing Agreement may be asserted or exercised only by the Commission (or by its counsel in the name of the Commission) for the benefit of such Customer.

SECTION 8.06.      Severability. Any provision of this Servicing Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.07.      Separate Counterparts. This Servicing Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.08.      Governing Law. This Servicing Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 8.09.      Assignment to Indenture Trustee. The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder. In no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 8.10.      Nonpetition Covenants. Notwithstanding any prior termination of this Servicing Agreement or the Indenture, the Servicer shall not, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

SECTION 8.11.      Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Servicing Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 8.12.      Rule 17g-5 Compliance. The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Servicing Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Securitization Bonds or undertaking credit rating surveillance of the Securitization Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

SECTION 8.13.      Indenture Trustee Actions. In acting hereunder, the Indenture Trustee shall have the rights, protections and immunities granted to it under the Indenture. The Servicer agrees to the provisions set forth in the last paragraph of Section 10.04 of the Indenture insofar as such provisions relate to the Servicer.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

CONSUMERS 2023 SECURITIZATION FUNDING LLC, as Issuer

By:	/s/ Todd Wehner
Name: Todd Wehner Title: Assistant Treasurer

CONSUMERS ENERGY COMPANY, as Servicer

By:	/s/ Todd Wehner
Name: Todd Wehner Title: Assistant Treasurer

Acknowledged and Accepted:

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By:	/s/ Leslie Morales
Name: Leslie Morales Title: Vice President

Signature Page to
Securitization Property Servicing Agreement

EXHIBIT A

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:

SECTION 1. CAPITALIZED TERMS.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Securitization Property Servicing Agreement dated as of December 12, 2023 (the “Servicing Agreement”) by and between Consumers Energy Company, as servicer, and Consumers 2023 Securitization Funding LLC.

SECTION 2. SERVICING PROCEDURES.

The following procedures will be used by the Servicer under the Servicing Agreement for calculating the Daily Remittance:

(a)            File Creation. Each Billing Period, a file is created from the billing systems containing the prior Billing Period’s billing data (i.e. Securitization Rate Class, total charges billed and total Securitization Charges billed). Each Servicer Business Day, a file is created with collection data (i.e. total collections by Securitization Rate Class).

(b)            Billing Data. For an entire Billing Period, the total Billed Securitization Charges for each Securitization Rate Class are divided by the total charges billed by the Servicer (and Consumers Energy) for each Securitization Rate Class, creating the “Securitization Ratio” for each such Securitization Rate Class.

(c)            Collection Data. Each Servicer Business Day, after giving effect to collections (including Securitization Charge Collections) on such Servicer Business Day, the total collections for each Securitization Rate Class are multiplied by the prior Billing Period’s Securitization Ratio for such Securitization Rate Class. The aggregate of such products for all Securitization Rate Classes constitutes the Daily Remittance for such Servicer Business Day.

(d)            Monthly Summary. At the end of each Billing Period, the total of the Daily Remittances for such Billing Period are summarized and reported to the Indenture Trustee.

(e)            Reconciliations. Reconciliations will be prepared within one month after the bank statement cutoff date. Explanations for reconciling items shall be included in the monthly summary and resolved during the State of Michigan escheatment period.

A-1

EXHIBIT B

FORM OF MONTHLY SERVICER’S CERTIFICATE

See Attached.

B-1

MONTHLY SERVICER’S CERTIFICATE

Consumers 2023 Securitization Funding LLC
$646,000,000 Senior Secured Securitization Bonds, Series 2023A

Pursuant to Section 3.01(b) of the Securitization Property Servicing Agreement dated as of December 12, 2023 by and between Consumers Energy Company, as Servicer, and Consumers 2023 Securitization Funding LLC, as Issuer (the “Servicing Agreement”), the Servicer does hereby certify as follows:

Capitalized terms used but not defined in this Monthly Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections or subsections of the Servicing Agreement.

Current BILLING MONTH: {__/__/20__}

Customer Class	Daily Remittances	Securitization Charges Billed During Month	Total Billed During Month	Securitization Charge Percent of Total Billed
Residential	${__________}	${__________}	${__________}	{__________}%
Primary	${__________}	${__________}	${__________}	{__________}%
Secondary	${__________}	${__________}	${__________}	{__________}%
Streetlighting	${__________}	${__________}	${__________}	{__________}%

Customer Class	Year-To-Date Net Write-offs as a Percentage of Billed Revenue
Residential	{__________}%
Non-Residential	{__________}%
Total Write-offs	{__________}%

Billing Month	Aggregate Monthly Remittance Totals
{__________}	${__________}
{__________}	${__________}
{__________}	${__________}
{__________}	${__________}
{__________}	${__________}
{__________}	${__________}
Total Current Remittances	${__________}

Executed as of this {____} day of {__________} 20{__}.

CONSUMERS ENERGY COMPANY, as Servicer

By:
Name: Title:

CC:      Consumers 2023 Securitization Funding LLC

EXHIBIT C

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

See attached.

C-1

SEMI-ANNUAL SERVICER’S CERTIFICATE

Pursuant to Section 4.01(c)(ii) of the Securitization Property Servicing Agreement, dated as of December 12, 2023 (the “Servicing Agreement”), by and between CONSUMERS ENERGY COMPANY, as servicer (the “Servicer”), and CONSUMERS 2023 SECURITIZATION FUNDING LLC, the Servicer does hereby certify, for the {__________}, 20{__} Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods: {__________} to {__________}

Payment Date: {__________}, 20{__}

1.	Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

i.	Remittances for the {__________} Collection Period	${__________}
ii.	Remittances for the {__________} Collection Period	${__________}
iii.	Remittances for the {__________} Collection Period	${__________}
iv.	Remittances for the {__________} Collection Period	${__________}
v.	Remittances for the {__________} Collection Period	${__________}
vi.	Remittances for the {__________} Collection Period	${__________}
vii.	Investment Earnings on Capital Subaccount	${__________}
viii.	Investment Earnings on Excess Funds Subaccount	${__________}
ix.	Investment Earnings on General Subaccount	${__________}
x.	General Subaccount Balance (sum of i through ix above)	${__________}
xi.	Excess Funds Subaccount Balance as of prior Payment Date	${__________}
xii.	Capital Subaccount Balance as of prior Payment Date	${__________}
xiii.	Collection Account Balance (sum of xi through xii above)	${__________}

2.	Outstanding Amounts of as of prior Payment Date:

i.	Tranche {__} Outstanding Amount	${__________}
ii.	Tranche {__} Outstanding Amount	${__________}
iii.	Aggregate Outstanding Amount of all Tranches	${__________}

1

3.	Required Funding/Payments as of Current Payment Date:

	Principal	Principal Due
i.	Tranche {__}	${__________}
ii.	Tranche {__}	${__________}
iii.	All Tranches	${__________}

Interest

Tranche	Interest Rate	Days in Interest Period[1]	Principal Balance	Interest Due
iv. Tranche {__}	{__}%	{_____}	${__________}	${________}
v. Tranche {__}	{__}%	{_____}	${__________}	${________}
vi.	All Tranches			${________}
			Required Level	Funding Required
vii. Capital Subaccount			${__________}	${__________}

4.	Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture:

i.	Trustee Fees and Expenses; Indemnity Amounts[2]	${__________}
ii.	Servicing Fee	${__________}
iii.	Administration Fee and Independent Manager Fee	${__________}
iv.	Operating Expenses	${__________}

Tranche	Aggregate	Per $1,000 of Original Principal Amount
v. Semi-Annual Interest (including any past-due for prior periods)			${__________}
1. Tranche {__} Interest Payment	${__________}	${__________}
2. Tranche {__} Interest Payment	${__________}	${__________}
${__________}
vi. Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date			${__________}
1. Tranche {__} Interest Payment	${__________}	${__________}
2. Tranche {__} Interest Payment	${__________}	${__________}
${__________}
vii. Semi-Annual Principal			${__________}
1. Tranche {__} Interest Payment	${__________}	${__________}
2. Tranche {__} Interest Payment	${__________}	${__________}
${__________}

viii. Other unpaid Operating Expenses	${__________}
ix. Funding of Capital Subaccount (to required level)	${__________}
x. Capital Subaccount Investment Earnings to Consumers Energy	${__________}
xi. Deposit to Excess Funds Subaccount	${__________}
xii. Released to Issuer upon Retirement of all Securitization Bonds	${__________}
xiii. Aggregate Remittances as of Current Payment Date	${__________}

1 On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

2 Subject to ${________} annual cap.

2

5.            Outstanding Amount and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Tranche {__}	${__________}
ii.	Tranche {__}	${__________}
iii.	Aggregate Outstanding Amount of all Tranches	${__________}
iv.	Excess Funds Subaccount Balance	${__________}
v.	Capital Subaccount Balance	${__________}
vi.	Aggregate Collection Account Balance	${__________}

6.	Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(e) of Indenture:

i.	Excess Funds Subaccount	${__________}
ii.	Capital Subaccount	${__________}
iii.	Total Withdrawals	${__________}

7.	Shortfalls in Interest and Principal Payments as of Current Payment Date:

i.	Semi-annual Interest
	Tranche {__} Interest Payment	${__________}
	Tranche {__} Interest Payment	${__________}
	Total	${__________}
ii.	Semi-annual Principal
	Tranche {__} Principal Payment	${__________}
	Tranche {__} Principal Payment	${__________}
	Total	${__________}

8.	Shortfalls in Payment of Capital Subaccount Investment Earnings as of Current Payment Date:

i.	Capital Subaccount Investment Earnings	${__________}

9.	Shortfalls in Required Subaccount Levels as of Current Payment Date:

i.	Capital Subaccount	${__________}

3

In WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this {____} day of {__________}, 20{__}.

CONSUMERS ENERGY COMPANY, as Servicer

By:
Name: Title:

4

EXHIBIT D

FORM OF REGULATION AB SERVICER CERTIFICATE

See attached.

D-1

SERVICER CERTIFICATE

The undersigned hereby certifies that the undersigned is the duly elected and acting {__________} of CONSUMERS ENERGY COMPANY, as servicer (the “Servicer”) under the Securitization Property Servicing Agreement dated as of December 12, 2023 (the “Servicing Agreement”) by and between the Servicer and CONSUMERS 2023 SECURITIZATION FUNDING LLC, and further certifies that:

1.            The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2.            With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Sponsor’s annual report on Form 10-K:

Regulation AB Reference	Servicing Criteria	Assessment
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Applicable.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; transaction agreements do not provide for a back-up servicer.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; transaction agreements do not require a fidelity bond or errors and omissions policy.
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate, and the information conveyed accurately reflects the information.	Applicable.
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	Applicable.

1

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable.
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable; no advances by the Servicer are permitted under the transaction agreements, except for payments of certain indemnities.
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since the related accounts are maintained by the Indenture Trustee.
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all payments made by ACH or wire transfer.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below.

2

Regulation AB Reference	Servicing Criteria	Assessment
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	Applicable; assessment below.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Applicable, but no current assessment required; all amounts due to investors are allocated and remitted by the Indenture Trustee.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable, but no current assessment required; all disbursements made to investors are posted by the Indenture Trustee.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable, but no current assessment required; all amounts remitted to investors per the investor reports are remitted by the Indenture Trustee.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Securitization Property are contemplated or allowed under the transaction documents.

3

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset agreements.	Applicable; assessment below.
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; underlying obligation (Securitization Charge) is not an instrument with a principal balance.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; Servicer actions governed by Commission regulations. Changes will be made in connection with the true-up procedures outlined in the Servicing Agreement and approved by the Commission.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by Commission regulations.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets, including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transaction agreements due to availability of “true-up” mechanism. Any such documentation is maintained in accordance with applicable Commission regulations.

4

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; Securitization Charges are not interest-bearing instruments.
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	Not applicable.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; Servicer does not make payments on behalf of obligors.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction agreements.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction agreements.

3.            To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ended the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K. {If not true, include description of any material instance of noncompliance.}

5

4.            {PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the Servicer’s assessment of compliance with the applicable servicing criteria as of and for the period ended the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K.

5.}            Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement.

6

Executed as of this {____} day of {__________}, 20{__}.

CONSUMERS ENERGY COMPANY, as Servicer

By:
Name: Title:

7

EXHIBIT E

FORM OF CERTIFICATE OF COMPLIANCE

See attached.

E-1

CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that the undersigned is the duly elected and acting {__________} of CONSUMERS ENERGY COMPANY, as servicer (the “Servicer”) under the Securitization Property Servicing Agreement dated as of December 12, 2023 (the “Servicing Agreement”) by and between the Servicer and CONSUMERS 2023 SECURITIZATION FUNDING LLC, and further certifies that:

1.            A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended {__________}, 20{__} has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement.

2.            To the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended {__________}, 20{__}, except as set forth on Exhibit A hereto.

Executed as of this {____} day of {__________}, 20{__}.

CONSUMERS ENERGY COMPANY, as Servicer

By:
Name: Title:

EXHIBIT A

TO

Certificate of Compliance

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events that with the giving of notice, the lapse of time, or both, would become Servicer Defaults, known to the undersigned occurred during the twelve months ended {__________}, 20{__}:

Nature of Default	Status
{__________}	{__________}

EXHIBIT F

EXPECTED AMORTIZATION SCHEDULE

See Attached.

F-1

EXPECTED AMORTIZATION SCHEDULE

Outstanding Principal Balance Per Tranche

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance
Closing Date	$250,000,000.00	$396,000,000.00
9/1/2024	$192,403,907.92	$396,000,000.00
3/1/2025	$150,669,739.57	$396,000,000.00
9/1/2025	$107,699,405.15	$396,000,000.00
3/1/2026	$63,456,289.43	$396,000,000.00
9/1/2026	$17,902,692.62	$396,000,000.00
3/1/2027	$0.00	$366,999,798.28
9/1/2027	$0.00	$318,764,335.59
3/1/2028	$0.00	$269,194,438.83
9/1/2028	$0.00	$218,253,190.88
3/1/2029	$0.00	$165,902,653.31
9/1/2029	$0.00	$112,103,838.11
3/1/2030	$0.00	$56,816,678.69
9/1/2030	$0.00	$0.00

APPENDIX A

DEFINITIONS AND RULES OF CONSTRUCTION

A.    Defined Terms. The following terms have the following meanings:

“17g-5 Website” is defined in Section 10.18 of the Indenture.

“Account Bank” means The Bank of New York Mellon, a New York banking corporation, solely in the capacity of a “bank” as defined in the NY UCC or any successor account bank under the Indenture.

“Account Records” is defined in Section 1(a)(i) of the Administration Agreement.

“Act” is defined in Section 10.03(a) of the Indenture.

“Additional Interim True-Up Adjustment” means any Interim True-Up Adjustment made pursuant to Section 4.01(b)(iii) of the Servicing Agreement.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, by and between Consumers Energy and the Issuer.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means Consumers Energy, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Wheeling” means a Person’s use of direct access service where an electric utility delivers electricity generated at a Person’s industrial site to that Person or that Person’s affiliate at a location, or general aggregated locations, within the State of Michigan that was either one of the following: (a) for at least 90 days during the period from January 1, 1996 to October 1, 1999, supplied by Self-Service Power, but only to the extent of the capacity reserved or load served by Self-Service Power during the period; or (b) capable of being supplied by a Person’s cogeneration capacity within the State of Michigan that has had since January 1, 1996 a rated capacity of 15 megawatts or less, was placed in service before December 31, 1975 and has been in continuous service since that date. The term affiliate for purposes of this definition means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another specified entity, where control means, whether through an ownership, beneficial, contractual or equitable interest, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person or the ownership of at least 7% of an entity either directly or indirectly.

“Amendatory Schedule” means a revision to service riders or any other notice filing filed with the Commission in respect of the Securitization Rate Schedule pursuant to a True-Up Adjustment.

“Annual Accountant’s Report” is defined in Section 3.04(a) of the Servicing Agreement.

“Annual True-Up Adjustment” means each adjustment to the Securitization Charges made pursuant to the terms of the Financing Order in accordance with Section 4.01(b)(i) of the Servicing Agreement.

“Annual True-Up Adjustment Date” means the first billing cycle of January of each year, commencing in January 2025.

“Authorized Denomination” is defined in Section 4 of the Series Supplement.

“Authorized Officers” is defined in Section 10.04 of the Indenture.

“Back-Up Security Interest” is defined in Section 2.01(a) of the Sale Agreement.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

“Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement, the Bill of Sale, the Certificate of Formation, the LLC Agreement, the Servicing Agreement, the Series Supplement, the Intercreditor Agreement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement delivered pursuant to Section 2.02(a) of the Sale Agreement.

“Billed Securitization Charges” means the amounts of Securitization Charges billed by the Servicer.

“Billing Period” means the period created by dividing the calendar year into 12 consecutive periods of approximately 21 Servicer Business Days.

“Bills” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by Consumers Energy in its capacity as Servicer.

“Book-Entry Form” means, with respect to any Securitization Bond, that the ownership and transfers of such Securitization Bond shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and in the Series Supplement.

“Book-Entry Securitization Bonds” means any Securitization Bonds issued in Book-Entry Form; provided, however, that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Securitization Bonds are to be issued to the Holder of such Securitization Bonds, such Securitization Bonds shall no longer be “Book-Entry Securitization Bonds”.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Detroit, Michigan, Jackson, Michigan, or New York, New York are, or DTC or the Corporate Trust Office is, authorized or obligated by law, regulation or executive order to be closed.

“Calculation Period” means, with respect to any True-Up Adjustment, the period comprised of the 12 consecutive Collection Periods beginning with the Collection Period in which such True-Up Adjustment would go into effect; provided, that, in the case of any True-Up Adjustment that would go into effect after the date that is 12 months prior to the Scheduled Final Payment Date of a Tranche of Securitization Bonds with respect to which such True-Up Adjustment is being made, the Calculation Period shall begin on the date the True-Up Adjustment would go into effect and end on the Payment Date following such True-Up Adjustment date; provided, further, that, for the purpose of calculating the first Periodic Payment Requirement as of the Closing Date, “Calculation Period” means, initially, the period commencing on the Closing Date and ending on the last day of the billing cycle of December 2024.

“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.

“Capital Subaccount Investment Earnings” shall mean, for any Payment Date with respect to any Calculation Period, the sum of (a) an amount equal to investment earnings since the previous Payment Date (or, in the case of the first Payment Date, since the Closing Date) on the initial amount deposited by Consumers Energy in the Capital Subaccount plus (b) any such amounts not paid on any prior Payment Date.

“Certificate of Compliance” means the certificate referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit E to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on August 16, 2023 pursuant to which the Issuer was formed.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with such Clearing Agency.

“Closing Date” means December 12, 2023, the date on which the Securitization Bonds are originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.

“Code” means the Internal Revenue Code of 1986.

“Collection Account” is defined in Section 8.02(a) of the Indenture.

“Collection in Full of the Securitization Charges” means the day on which the aggregate amounts on deposit in the General Subaccount and the Excess Funds Subaccount are sufficient to pay in full all the Outstanding Securitization Bonds and to replenish any shortfall in the Capital Subaccount.

“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

“Commission” means the Michigan Public Service Commission.

“Commission Regulations” means all regulations, rules, tariffs and laws (including any temporary regulations or rules) applicable to public utilities or Securitization Bonds, as the case may be, and promulgated by, enforced by or otherwise within the jurisdiction of the Commission.

“Company Minutes” is defined in Section 1(a)(iv) of the Administration Agreement.

“Consumers Energy” means Consumers Energy Company, a Michigan corporation.

“Corporate Trust Office” means the office of the Indenture Trustee at which, at any particular time, the Indenture shall be administered, which office as of the Closing Date is located at 240 Greenwich Street, Floor 7, New York, New York 10286, Attention: Consumers 2023 Securitization Funding LLC, Series 2023A, Telephone: (212) 815-2484, Email:Jacqueline.Kuhn@bnymellon.com, or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of Securitization Bonds and the Issuer, or the principal corporate trust office of any successor trustee designated by like notice.

“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Customers” means all existing and future retail electric distribution customers of Consumers Energy or its successors, including all existing and future retail electric customers who are obligated to pay Securitization Charges pursuant to the Financing Order, except that “Customers” shall exclude (i) customers taking retail open access service from Consumers Energy as of December 17, 2020 to the extent that those retail open access customers remain, without transition to bundled service, on Consumers Energy’s retail choice program, (ii) customers to the extent they obtain or use Self-Service Power and (iii) customers to the extent engaged in Affiliate Wheeling.

“Daily Remittance” is defined in Section 6.11(a) of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Securitization Bonds” is defined in Section 2.11 of the Indenture.

“Depositor” means Consumers Energy, in its capacity as depositor of the Securitization Bonds.

“DTC” means The Depository Trust Company.

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Indenture Trustee, or another method or system specified by the Indenture Trustee as available for use in connection with its services under the Indenture.

“Eligible Account” means a segregated non-interest-bearing trust account with an Eligible Institution.

“Eligible Institution” means:

(a)             the corporate trust department of the Indenture Trustee, so long as any of the securities of the Indenture Trustee (i) has either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and (ii) has a credit rating from S&P of at least “A”; or

(b)            a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s or (B) a short-term issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

If so qualified under clause (b) of this definition, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

“Eligible Investments” means instruments or investment property that evidence:

(a)            direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)            demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of, or bankers’ acceptances issued by, any depository institution (including the Indenture Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit or contractual commitment, rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Securitization Bonds;

(c)            commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other than commercial paper of Consumers Energy or any of its Affiliates), which at the time of purchase is rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Securitization Bonds;

(d)            investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s and S&P;

(e)             repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with Eligible Institutions;

(f)             repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker/dealer acting as principal and that meets the ratings criteria set forth below:

(i)  a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of entering into such repurchase obligation; or

(ii)  an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; or

(g)             any other investment permitted by each of the Rating Agencies,

in each case maturing not later than the Business Day preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments that are redeemable on demand shall be deemed to satisfy the foregoing requirement). Notwithstanding the foregoing: (1) no securities or investments that mature in 30 days or more shall be “Eligible Investments” unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s; (2) no securities or investments described in clauses (b) through (d) above that have maturities of more than 30 days but less than or equal to 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (3) no securities or investments described in clauses (b) through (d) above that have maturities of more than 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (4) no securities or investments described in clauses (b) through (d) above that have a maturity of 60 days or less shall be “Eligible Investments” unless such securities have a rating from S&P of at least “A-1”; and (5) no securities or investments described in clauses (b) through (d) above that have a maturity of more than 60 days shall be “Eligible Investments” unless such securities have a rating from S&P of at least “AA-”, “A-1+” or “AAAm”.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expected Amortization Schedule” means, with respect to any Tranche, the expected amortization schedule related thereto set forth in the Series Supplement.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it.

“Final” means, with respect to the Financing Order, that the Financing Order has become final, that the Financing Order is not being appealed and that the time for filing an appeal thereof has expired.

“Final Maturity Date” means, with respect to each Tranche of Securitization Bonds, the final maturity date therefor as specified in the Series Supplement.

“Financing Order” means the financing order issued under the Statute by the Commission to Consumers Energy on December 17, 2020, Case No. U-20889, authorizing the creation of the Securitization Property. Consumers Energy unconditionally accepted all conditions and limitations requested by such order in a letter dated January 7, 2021 from Consumers Energy to the Commission.

“General Subaccount” is defined in Section 8.02(a) of the Indenture.

“Global Securitization Bond” means a Securitization Bond to be issued to the Holders thereof in Book-Entry Form, which Global Securitization Bond shall be issued to the Clearing Agency, or its nominee, in accordance with Section 2.11 of the Indenture and the Series Supplement.

“Governmental Authority” means any nation or government, any U.S. federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement. A Grant of the Securitization Bond Collateral or of any other agreement or instrument included therein shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Securitization Bond Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, ratified September 28, 2016, S. Treaty Doc. No. 112-6 (2012).

“Holder” means the Person in whose name a Securitization Bond is registered on the Securitization Bond Register.

“Indemnified Losses” is defined in Section 5.03 of the Servicing Agreement.

“Indemnified Party” is defined in Section 6.02(a) of the Servicing Agreement.

“Indemnified Person” is defined in Section 5.01(f) of the Sale Agreement.

“Indemnitee” is defined in Section 6.07 of the Indenture.

“Indenture” means the Indenture, dated as of the Closing Date, by and between the Issuer and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee, as Securities Intermediary and as Account Bank.

“Indenture Trustee” means The Bank of New York Mellon, a New York banking corporation, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee for the benefit of the Secured Parties, under the Indenture.

“Indenture Trustee Cap” is defined in Section 8.02(e)(i) of the Indenture.

“Independent” means, when used with respect to any specified Person, that such specified Person (a) is in fact independent of the Issuer, any other obligor on the Securitization Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or Person performing similar functions.

“Independent Certificate” means a certificate to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 4.01(a) of the LLC Agreement.

“Insolvency Event” means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such specified Person or any substantial part of its property in an involuntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Closing Date or thereafter, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or ordering the winding-up or liquidation of such specified Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such specified Person of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Closing Date or thereafter, or the consent by such specified Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such specified Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or the making by such specified Person of any general assignment for the benefit of creditors, or the failure by such specified Person generally to pay its debts as such debts become due, or the taking of action by such specified Person in furtherance of any of the foregoing.

“Instructions” is defined in Section 10.04 of the Indenture.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, by and among the Issuer, the Indenture Trustee, Consumers Energy, Consumers 2014 Securitization Funding LLC and the trustee for the securitization bonds issued by Consumers 2014 Securitization Funding LLC, and any subsequent such agreement.

“Interim True-Up Adjustment” means either a Semi-Annual Interim True-Up Adjustment made in accordance with Section 4.01(b)(ii) of the Servicing Agreement or an Additional Interim True-Up Adjustment made in accordance with Section 4.01(b)(iii) of the Servicing Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuer” means Consumers 2023 Securitization Funding LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Securitization Bonds.

“Issuer Documents” is defined in Section 1(a)(iv) of the Administration Agreement.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Securitization Bonds.

“Lien” means a security interest, lien, mortgage, charge, pledge, claim or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Consumers 2023 Securitization Funding LLC, dated as of the Closing Date.

“Losses” means (a) any and all amounts of principal of and interest on the Securitization Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order that are not made when so required and (b) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Member” has the meaning specified in the preamble of the LLC Agreement.

“Michigan UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of Michigan.

“Monthly Servicer’s Certificate” is defined in Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. References to Moody’s are effective so long as Moody’s is a Rating Agency.

“NY UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.

“Ongoing Other Qualified Costs” means the Qualified Costs described as such in the Financing Order, including Operating Expenses and any other costs identified in the Basic Documents; provided, however, that Ongoing Other Qualified Costs do not include the Issuer’s costs of issuance of the Securitization Bonds and Consumers Energy’s costs of retiring existing debt and equity securities.

“Operating Expenses” means all unreimbursed fees, costs and out-of-pocket expenses of the Issuer (other than interest on the Securitization Bonds), including all amounts owed by the Issuer to the Indenture Trustee (including indemnities, legal fees and expenses and audit fees and expenses) or any Manager, the Servicing Fee, any other amounts owed to the Servicer pursuant to the Servicing Agreement, the Administration Fee, any other amounts owed to the Administrator pursuant to the Administration Agreement, legal and accounting fees, Rating Agency fees and any franchise or other taxes owed by the Issuer.

“Opinion of Counsel” means one or more written opinions of counsel, who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party. Any Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets matters), upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer and other documents necessary and advisable in the judgment of counsel delivering such opinion.

“Outstanding” means, as of the date of determination, all Securitization Bonds theretofore authenticated and delivered under the Indenture, except:

(a)            Securitization Bonds theretofore canceled by the Securitization Bond Registrar or delivered to the Securitization Bond Registrar for cancellation;

(b)            Securitization Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Securitization Bonds; and

(c)            Securitization Bonds in exchange for or in lieu of other Securitization Bonds that have been issued pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Securitization Bonds are held by a Protected Purchaser;

provided, that, in determining whether the Holders of the requisite Outstanding Amount of the Securitization Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Securitization Bonds owned by the Issuer, any other obligor upon the Securitization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding (unless one or more such Persons owns 100% of such Securitization Bonds), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitization Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded. Securitization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Securitization Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Securitization Bonds, or, if the context requires, all Securitization Bonds of a Tranche, Outstanding at the date of determination.

“Paying Agent” means, with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Securitization Bonds pursuant to the Indenture.

“Payment Date” means, with respect to any Tranche of Securitization Bonds, the dates specified in the Series Supplement; provided, that if any such date is not a Business Day, the Payment Date shall be the Business Day succeeding such date.

“Periodic Billing Requirement” means, for any Calculation Period, the aggregate amount of Securitization Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirement on a timely basis.

“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.

“Periodic Payment Requirement” for any Calculation Period means the total dollar amount of Securitization Charge Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such Calculation Period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and that are projected to be available for payments on the Securitization Bonds at the end of such Calculation Period and including any shortfalls in Periodic Payment Requirements for any prior Calculation Period) in order to ensure that, as of the last Payment Date occurring in such Calculation Period, (a) all accrued and unpaid interest on the Securitization Bonds then due shall have been paid in full on a timely basis, (b) the Outstanding Amount of the Securitization Bonds is equal to the Projected Unpaid Balance on each Payment Date during such Calculation Period, (c) the balance on deposit in the Capital Subaccount equals the Required Capital Level and (d) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided, that, with respect to any Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the date that is one year prior to the last Scheduled Final Payment Date for the Securitization Bonds, the Periodic Payment Requirements shall be calculated to ensure that sufficient Securitization Charges will be collected to retire the Securitization Bonds in full as of the next Payment Date.

“Periodic Principal” means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of Securitization Bonds over the outstanding principal balance specified for such Payment Date on the Expected Amortization Schedule.

“Permitted Lien” means the Lien created by the Indenture.

“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.

“Predecessor Securitization Bond” means, with respect to any particular Securitization Bond, every previous Securitization Bond evidencing all or a portion of the same debt as that evidenced by such particular Securitization Bond, and, for the purpose of this definition, any Securitization Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Securitization Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securitization Bond.

“Premises” is defined in Section 1(g) of the Administration Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Unpaid Balance” means, as of any Payment Date, the sum of the projected outstanding principal balance of each Tranche of Securitization Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“Prospectus” means the prospectus dated December 5, 2023 relating to the Securitization Bonds.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Qualified Costs” means all qualified costs as defined in Section 10h(g) of the Statute allowed to be recovered by Consumers Energy under the Financing Order.

“Rating Agency” means, with respect to any Tranche of Securitization Bonds, any of Moody’s or S&P that provides a rating with respect to the Securitization Bonds. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of Securitization Bonds; provided, that, if, within such ten Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (a) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request and, if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Record Date” means one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Securitization Bond is registered on the Securitization Bond Register.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125.

“Reimbursable Expenses” is defined in Section 2 of the Administration Agreement.

“Released Parties” is defined in Section 6.02(d) of the Servicing Agreement.

“Required Capital Level” means an amount equal to 0.5% of the initial principal amount of the Securitization Bonds.

“Requirement of Law” means any foreign, U.S. federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to: (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, any Assistant Vice President, any Secretary, any Assistant Treasurer, any Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. References to S&P are effective so long as S&P is a Rating Agency.

“Sale Agreement” means the Securitization Property Purchase and Sale Agreement, dated as of the Closing Date, by and between the Issuer and Consumers Energy, and acknowledged and accepted by the Indenture Trustee.

“Scheduled Final Payment Date” means, with respect to each Tranche of Securitization Bonds, the date when all interest and principal is scheduled to be paid with respect to that Tranche in accordance with the Expected Amortization Schedule, as specified in the Series Supplement. For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Tranche shall be the last Scheduled Payment Date set forth in the Expected Amortization Schedule relating to such Tranche. The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the latest maturing Tranche of Securitization Bonds.

“Scheduled Payment Date” means, with respect to each Tranche of Securitization Bonds, each Payment Date on which principal for such Tranche is to be paid in accordance with the Expected Amortization Schedule for such Tranche.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Securitization Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee.

“Secured Parties” means the Indenture Trustee, the Holders and any credit enhancer described in the Series Supplement.

“Securities Act” means the Securities Act of 1933.

“Securities Intermediary” means The Bank of New York Mellon, a New York banking corporation, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Securitization Bond Collateral” is defined in the preamble of the Indenture.

“Securitization Bond Interest Rate” means, with respect to any Tranche of Securitization Bonds, the rate at which interest accrues on the Securitization Bonds of such Tranche, as specified in the Series Supplement.

“Securitization Bond Register” is defined in Section 2.05 of the Indenture.

“Securitization Bond Registrar” is defined in Section 2.05 of the Indenture.

“Securitization Bonds” means the securitization bonds authorized by the Financing Order and issued pursuant to the Indenture.

“Securitization Charge Collections” means Securitization Charges actually received by the Servicer to be remitted to the Collection Account.

“Securitization Charge Payments” means the payments made by Customers based on the Securitization Charges that are actually received by the Servicer.

“Securitization Charges” means any securitization charges as defined in Section 10h(i) of the Statute that are authorized by the Financing Order.

“Securitization Property” means all securitization property as defined in Section 10h(j) of the Statute created pursuant to the Financing Order and under the Statute, including the right to impose, collect and receive the Securitization Charges in an amount necessary to provide the full recovery of all Qualified Costs, the right under the Financing Order to obtain periodic adjustments of Securitization Charges under Section 10k(3) of the Statute and all revenue, collections, payments, moneys and proceeds arising out of the rights and interests described under Section 10(j) of the Statute. The term “Securitization Property” when used with respect to Consumers Energy means and includes the rights of Consumers Energy that exist prior to the time that such rights are first transferred in connection with the issuance of the Securitization Bonds so as to become Securitization Property in accordance with Section 10j(2) of the Statute and the Financing Order.

“Securitization Property Records” is defined in Section 5.01 of the Servicing Agreement.

“Securitization Rate Class” means one of the separate rate classes to whom Securitization Charges are allocated for ratemaking purposes in accordance with the Financing Order.

“Securitization Rate Schedule” means the Tariff sheets to be filed with the Commission stating the amounts of the Securitization Charges, as such Tariff sheets may be amended or modified from time to time pursuant to a True-Up Adjustment.

“Self-Service Power” means (a) electricity generated and consumed at an industrial site or contiguous industrial site or single commercial establishment or single residence without the use of an electric utility’s transmission and distribution system or (b) electricity generated primarily by the use of by-product fuels, including waste water solids, which electricity is consumed as part of a contiguous facility, with the use of an electric utility’s transmission and distribution system, but only if the point or points of receipt of the power within the facility are not greater than three miles distant from the point of generation. A site or facility with load existing on the effective date of the Statute that is divided by an inland body of water or by a public highway, road or street but that otherwise meets this definition meets the contiguous requirement of this definition regardless of whether Self-Service Power was being generated on the effective date of the Statute. A commercial or industrial facility or single residence that meets the requirements of clause (a) above or clause (b) above meets this definition whether or not the generation facility is owned by an entity different from the owner of the commercial or industrial site or single residence.

“Seller” is defined in the preamble to the Sale Agreement.

“Semi-Annual Interim True-Up Adjustment” means any Interim True-Up Adjustment made pursuant to Section 4.01(b)(ii) of the Servicing Agreement.

“Semi-Annual Servicer’s Certificate” is defined in Section 4.01(c)(ii) of the Servicing Agreement.

“Series Supplement” means the indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of the Securitization Bonds.

“Servicer” means Consumers Energy, as Servicer under the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Detroit, Michigan, Jackson, Michigan or New York, New York are authorized or obligated by law, regulation or executive order to be closed, on which the Servicer maintains normal office hours and conducts business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicing Agreement” means the Securitization Property Servicing Agreement, dated as of the Closing Date, by and between the Issuer and Consumers Energy, and acknowledged and accepted by the Indenture Trustee.

“Servicing Fee” is defined in Section 6.06(a) of the Servicing Agreement.

“Special Payment Date” means the date on which, with respect to any Tranche of Securitization Bonds, any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Securitization Bonds of such Tranche that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means, with respect to any Special Payment Date, the close of business on the fifteenth day (whether or not a Business Day) preceding such Special Payment Date.

“Sponsor” means Consumers Energy, in its capacity as “sponsor” of the Securitization Bonds within the meaning of Regulation AB.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“State Pledge” means the pledge of the State of Michigan as set forth in Section 10n(2) of the Statute.

“Statute” means the laws of the State of Michigan adopted in June 2000 enacted as 2000 PA 142.

“Subaccounts” is defined in Section 8.02(a) of the Indenture.

“Successor” means any successor to Consumers Energy under the Statute, whether pursuant to any bankruptcy, reorganization or other insolvency proceeding or pursuant to any merger, acquisition, sale or transfer, by operation of law, as a result of electric utility restructuring or otherwise.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.

“Tariff” means the most current version on file with the Commission of Sheet No. C-37.10 and Sheet No. D-7.10 of Consumers Energy’s Rate Book for Electric Service, M.P.S.C. 14 – Electric, or substantially comparable sheets included in a later complete revision of Consumers Energy’s Rate Book for Electric Service approved and on file with the Commission.

“Tax Returns” is defined in Section 1(a)(iii) of the Administration Agreement.

“Temporary Securitization Bonds” means Securitization Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Securitization Bonds pursuant to Section 2.04 of the Indenture.

“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.

“Tranche” means any one of the groupings of Securitization Bonds differentiated by payment date schedule, amortization schedule, sinking fund schedule, maturity date or interest rate, as specified in the Series Supplement.

“Treasury” means the U.S. Department of the Treasury.

“True-Up Adjustment” means any Annual True-Up Adjustment or Interim True-Up Adjustment, as the case may be.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underwriters” means the underwriters who purchase Securitization Bonds of any Tranche from the Issuer and sell such Securitization Bonds in a public offering.

“Underwriting Agreement” means the Underwriting Agreement, dated December 5, 2023, by and among Consumers Energy, the representative of the several Underwriters named therein and the Issuer.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the option of the issuer thereof.

B.            Rules of Construction. Unless the context otherwise requires, in each Basic Document to which this Appendix A is attached:

(a)            All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.

(b)            The term “including” means “including without limitation”, and other forms of the verb “include” have correlative meanings.

(c)            All references to any Person shall include such Person’s permitted successors and assigns, and any reference to a Person in a particular capacity excludes such Person in other capacities.

(d)            Unless otherwise stated in any of the Basic Documents, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(e)            The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document. References to Articles, Sections, Appendices and Exhibits in any Basic Document are references to Articles, Sections, Appendices and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document.

(f)             The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

(g)            The definitions contained in this Appendix A apply equally to the singular and plural forms of such terms, and words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(h)            Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in such agreement or document) and include any attachments thereto.

(i)             References to any law, rule, regulation or order of a Governmental Authority shall include such law, rule, regulation or order as from time to time in effect, including any amendment, modification, codification, replacement, reenactment or successor thereof or any substitution therefor.

(j)             The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(k)            The word “or” is not exclusive.

(l)             All terms defined in the relevant Basic Document to which this Appendix A is attached shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(m)           A term has the meaning assigned to it.